                          EXHIBIT 99    PRESS RELEASE

Exhibit 99

                                 PRESS RELEASE


FOR IMMEDIATE RELEASE

Contact:  Bill Williams, President & CEO
     or   Jay Rife, Executive Vice President & CFO
          Phone: 1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND

Wellsville, Ohio - June 21, 2002 - - Grand Central Financial Corp. (NASDAQ Small
Cap: GCFC), announced today that its Board of Directors, at their meeting on June 20, 2002, declared a cash dividend of 9(cent) per share on its common stock payable July 22, 2002 to stockholders of record at the close of business on July 8, 2002.

As of May 30, 2002, Grand Central Financial Corp. had 1,683,306 shares of common stock outstanding which will represent a total dividend paid of $151,497.54.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings and Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1982, operates two offices located within Columbiana County, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.